EXHIBIT 10.1


                    AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT, made as of the first day of January, 1999, by and between JONES APPAREL GROUP, INC. ("JAG"), a Pennsylvania corporation, and JONES APPAREL GROUP HOLDINGS, INC. ("Jones Holdings"), a Delaware corporation, and JONES APPAREL GROUP USA, INC. ("Jones USA"), a
Pennsylvania corporation.

                           W I T N E S S E T H :

          JAG is engaged in the manufacture and distribution of wearing apparel and related items by itself and through and in connection with subsidiaries ("the Business"). JAG desires to effect a reorganization in connection with certain subsidiaries in order to focus to their best use the efforts and resources of JAG and its subsidiaries for the Business.

          Jones Holdings is a newly formed Delaware corporation that will devote its resources to intangible assets and investments in subsidiaries so that its only activities will be the maintenance and management of intangible assets and the stock of subsidiaries and the collection and distribution of the income of such intangible assets and investments. Jones USA is a newly formed Pennsylvania corporation that will devote its activities to certain manufacturing, distribution and other operating activities previously conducted by JAG. Jones Holding and Jones USA have no previously issued or outstanding capital stock.

          The parties desire to transfer assets as provided in this Agreement to effect a reorganization under Section 351 of the Internal Revenue Code, so that Jones Holdings will be a wholly-owned subsidiary of JAG, and Jones USA a wholly-owned subsidiary of Jones Holdings, and the reorganization provided for herein is referred to in this Agreement as "the Reorganization." The parties believe that the Reorganization will provide a management, financial and operating structure that will permit the best use of resources to take advantage of opportunities for financing, growth and development of the Business.

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing and of the mutual covenants contained herein, and intending to be legally bound hereby, agree as follows:


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          ARTICLE I - REORGANIZATION TRANSFERS; JAG AND JONES USA


     1.1 Asset Transfers to Jones USA. Subject to all of the terms and conditions in this Agreement and solely in exchange for the Jones USA Shares (hereafter defined), on the Effective Date (hereafter defined), JAG shall transfer to Jones USA, subject to all liens, encumbrances, security interests and claims of any kind thereon, all of the assets of JAG retained or used by JAG in connection with the Business as follows (collectively "the Transferred Assets"):

          A. Cash and Cash Equivalents. Cash and cash equivalents maintained for or in connection with the Business.

          B. Accounts Receivable. Trade accounts receivable and other accounts receivable, including commissions or other amounts receivable, however calculated, arising from the sale of goods or provision of services.

          C. Inventory. All inventory of goods held for sale, regardless of condition and whether or not usable or salable in the ordinary course of business, including all shipping, packing and maintenance materials and supplies.

          D. Equipment. All equipment, office equipment, furniture, fixtures, computer hardware and other equipment or fixed assets of any kind, regardless of condition and whether or not usable, obtained, used or held for the Business including all manufacturer's warranties or incentives or other programs to the extent assignable.

          E. Prepaid Expenses and Deposits. All prepaid expenses and deposits relating to the Transferred Assets or the Business, including prepaid expenses or deposits with suppliers.

          F. Contracts. All contracts, orders, real property leases, equipment and other personal property leases and other written or oral agreements of any kind relating to the Transferred Assets or the Business to the extent executory and not completed or fulfilled at the Effective Date.

          G. Intellectual Property. To the extent not previously or hereafter assigned, transferred or otherwise owned or held by Jones Holding Corporation (a Delaware corporation), all letters patent, trademarks, trade names, service marks, designs, copyrights, product names, corporate or business or


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fictitious names, logos or other business identification devices, confidential information or know-how or similar rights and all other intellectual property of any kind, including all recordings or registrations or applications for recordings or registrations of any of the foregoing and all reissues, continuations or extensions of any recordings or registrations, and all proceeds and products of any of the foregoing and all good will in connection with any of the foregoing.

          H. Books and Records. All customer lists, supplier lists, books of account and other books and records in any form, whether written or in electronic media, together with all computer programs therefor or relating thereto used or held for use in connection with the Business.

          I. Licenses. All government licenses, permits and registrations and other authorizations and approvals used or maintained in connection with the Business.

          J. Other Assets. All other tangible or intangible assets of any kind used, maintained or held for use in connection with the Business.

     1.2 Assumption of Liabilities. Effective as of the Effective Date, JAG shall assign and transfer to Jones USA, and Jones USA shall accept and hereby agrees to assume, discharge, pay or perform as appropriate, all debts, obligations and liabilities of JAG relating to the Transferred Assets or the Business (collectively "the Assumed Liabilities"), including without limitation the following:

          A. Notes Payable. All notes, lines of credit and other similar liabilities payable relating to the Business.

          B. Accounts Payable. All accounts payable relating to the Business.

          C. Accrued Liabilities. All accrued liabilities, including accrued payroll and other tax liabilities.

          D. Contractual Obligations. All contractual obligations arising on or after the Effective Date under contracts transferred by JAG under
Section 1.1G, including commitments under outstanding purchase orders and commitments.

          E. Product Liability and Warranty Obligations. All claims, obligations and liabilities for product liability, warranty or service liability or other obligations arising out of or in connection with products of the Business sold or services performed by JAG.



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          F. Employee Obligations. All liabilities or obligations to or with respect to employees of JAG transferred to employment by Jones USA in accordance with Section 3.3 of this Agreement, under employee benefit plans or for unpaid vacation or leave time or other benefits or obligations of any nature accruing or relating to events or periods prior to the Effective Date.

          G. Other Liabilities. All other liabilities or obligations of any kind or description, of or relating to JAG or the Business, whether disclosed or undisclosed or known or unknown.

     1.3 Transfer of Stock. At Closing (hereafter defined) Jones USA shall issue to JAG 1,000 shares of Jones USA no par value common stock ("the Jones USA Shares") which on the Effective Date will constitute all of the issued and outstanding capital stock of Jones USA, and Jones USA shall at Closing deliver to JAG a certificate or certificates for all of the Jones USA Shares.


       ARTICLE II - REORGANIZATION TRANSFERS; JAG AND JONES HOLDINGS


     2.1 Asset Transfers to Jones Holdings. Subject to the terms of this Agreement, as of the Effective Date and effective immediately after the completion of the transfer of assets by JAG to Jones USA under Section 1.1 of this Agreement, and solely in exchange for the Jones Holdings Shares (hereafter defined) as provided for in Section 2.4, JAG shall transfer to Jones Holdings, subject to all liens, encumbrances, security interests and claims of any kind thereon, all of the Jones USA Shares and the capital stock of the JAG subsidiaries described on Exhibit "A" ("the Transferred Subsidiaries").

     2.2 Assumption of Liabilities. As of the Effective Date, effective immediately after the Assumption of the Assumed Liabilities by Jones Holdings under Section 1.3 of this Agreement, JAG shall transfer to Jones Holdings, and Jones Holdings shall accept and hereby agrees to assume, discharge, pay and perform as appropriate, all of the liabilities derived solely from the ownership of the stock of the Transferred Subsidiaries.

     2.3 Transfer of Jones USA Stock. At Closing, Jones Holdings shall issue to JAG 1,000 shares of Jones Holdings no par value common stock ("the Jones Holdings Shares") which on the Effective Date



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will constitute all of the issued and outstanding capital stock of Jones
Holdings, and Jones USA shall at Closing deliver to Jones Holdings a certificate or certificates for all of the Jones Holdings Shares.


                           ARTICLE III - CLOSING


     3.1 Closing. The Closing of the transactions of the Reorganization shall take place at such time and place as the parties may mutually agree and shall be effective as of the beginning of January 1, 1999 ("the Effective Date").

     3.2 Closing Transaction and Documents.

          A. At Closing, JAG shall deliver to Jones USA and Jones Holdings as appropriate such assignments, stock certificates and stock powers, bills of sale, transfer agreements or other documents or instruments of transfer as the parties may determine to be reasonably necessary or appropriate to transfer and evidence the transfer of all assets being transferred under this Agreement. The instruments of transfer delivered at Closing shall include such documents and instruments in such form as may reasonably be acceptable to the transferee; provided that acceptance shall not be unreasonably withheld.

          B. In accordance with Sections 1.3 and 2.3, at Closing, Jones USA and Jones Holdings shall deliver to JAG certificates for the Jones USA Shares and for the Jones Holdings Shares, which certificates shall evidence the issuance of all of the issued and outstanding capital stock of Jones USA and Jones Holdings, respectively.

     3.3 Conditions. The obligations of each party to undertake and complete the transactions of the Reorganization at Closing are subject to the following conditions:

          A. The representations and warranties of each other party shall be true, correct and complete in all material respects at the time of Closing.

          B. Each other party shall in all material respects have fulfilled and performed all covenants and agreements to be performed by it under this Agreement, and shall have executed and delivered all documents or instruments to be executed or delivered by it under this Agreement, at Closing.



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          C. All consents or waivers required to be obtained for the transactions of the Reorganization contemplated by this Agreement shall have been obtained on or before Closing. Nothing in this Agreement is intended to assign or transfer a contract, right or obligation which requires for transfer the consent or waiver of another party unless such consent or waiver is obtained. If any required consent or waiver is not obtained prior to Closing and the parties determine nonetheless to proceed with the Closing and the transactions of the Reorganization, the parties shall cooperate in taking such action and executing and delivering such documents as may be reasonably necessary or appropriate promptly to obtain the consent or waiver or to obtain for the appropriate party or parties the benefits or burdens of the rights or obligations to be transferred, notwithstanding the absence of the consent or waiver.

     3.4. Employees. It is the intention of the parties that, as of the Effective Date, Jones USA will employ the employees of JAG engaged in the activities and operations to be conducted after the Effective Date by Jones USA, and the parties shall take such action and execute and deliver such documents and instruments as they may consider reasonably necessary or appropriate to effect such transfer of employees. On or promptly after Closing, the parties shall take such actions as may be necessary for Jones USA to adopt, as of the Effective Date, all employee benefit plans or similar arrangements applicable to the employees to be employed by Jones USA as of the Effective Date.

     3.5 Termination. At any time prior to the Effective Date, the parties may terminate this Agreement and the obligation to proceed with Closing by mutual written consent of all parties.


                ARTICLE IV - WARRANTIES AND INDEMNIFICATION


     4.1 Warranties of JAG. JAG hereby represents and warrants to Jones Holdings and Jones USA as follows:

          A. JAG is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification, except where the failure so to qualify would not have a material adverse effect on JAG or its business or affairs.



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          B. JAG has all requisite power and authority to execute, deliver and perform this Agreement and the Reorganization and all transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action by JAG. This Agreement has been duly executed and delivered by JAG and constitutes the legal, valid and binding obligation of JAG, enforceable in accordance with its terms, subject to the effect of bankruptcy, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights and remedies generally.

          C. The execution, delivery and performance of this Agreement will not violate, result in the breach of or conflict with in any material respect any term, condition or provision of (i) any law, ordinance or governmental rule or regulation currently in effect to which JAG is subject, (ii) any judgment, order or award or determination of any court, arbitrator or other adjudicating body applicable to JAG, (iii) the Articles of Incorporation or By-Laws of JAG, (iv) any license, permit or other governmental authorization applicable to JAG or its properties or business or affairs; or (v) any contract, lease, commitment or other written or oral agreement to which JAG is a party or by which it or its property is bound.

          D. Subject to the provisions of Section 3.3C, no authorization, approval or consent and no registration with any governmental or regulatory body or authority, which has not been obtained on or prior to the Effective Date, is necessary for the execution, delivery and performance of this Agreement by JAG.

          E. JAG has conducted its business in substantial compliance with all federal, state and local laws, ordinances, rules and regulations except where the failure to comply would not have a material adverse effect on the Business or Transferred Assets.

          F. The financial statements of JAG as of the end of the last fiscal year ending prior to the Effective Date, previously made available to all parties, are true, correct and complete in all material respects and fairly present the financial condition of JAG as of the dates thereof. There have been no material adverse changes to the financial condition of JAG since the dates of such statements.



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          G. No representations or warranties made in this Agreement or in any agreement, schedule or other document furnished by JAG in connection herewith contains or will contain any untrue statement of material fact, or omits or will omit any fact necessary to make the statements contained therein not misleading.

     4.2 Warranties of Jones USA. Jones USA hereby represents and warrants to JAG and Jones Holdings as follows:

          A. Jones USA is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification, except where the failure so to qualify would not have a material adverse effect on Jones Holdings or its business or affairs.

          B. Jones USA has all requisite power and authority to execute, deliver and perform this Agreement and the Reorganization and all transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action by Jones USA. This Agreement has been duly executed and delivered by Jones USA and constitutes the legal, valid and binding obligation of Jones USA, enforceable in accordance with its terms, subject to the effect of bankruptcy, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights and remedies generally.

          C. The Jones USA Shares when issued to JAG as provided in this Agreement will be validly issued, fully paid and non-assessable and free and clear of all liens, pledges, security interests, encumbrances and adverse claims of any nature and will constitute all of the issued and outstanding capital stock of Jones USA. There are no outstanding options, warrants, rights or agreements to purchase or acquire, or obligations convertible into, capital stock of Jones USA.

          D. The execution, delivery and performance of this Agreement will not violate, result in the breach of or conflict with in any material respect any term, condition or provision of (i) any law, ordinance or governmental rule or regulation currently in effect to which Jones USA is subject, (ii) any judgment, order or award or determination of any court, arbitrator or other adjudicating body applicable to Jones USA, (iii) the Articles of Incorporation or By-Laws of Jones USA, (iv) any license, permit or other



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governmental authorization applicable to Jones Holdings or its properties or business or affairs; or (v) any contract, lease, commitment or other written or oral agreement to which Jones USA is a party or by which it or its property is bound.

          E. Subject to the provisions of Section 3.3C, no authorization, approval or consent and no registration with any governmental or regulatory body or authority, which has not been obtained on or prior to the Effective Date, is necessary for the execution, delivery and performance of this Agreement by Jones USA.

          F. No representations or warranties made in this Agreement or in any agreement, schedule or other document furnished by Jones USA in connection herewith contains or will contain any untrue statement of material fact, or omits or will omit any fact necessary to make the statements contained therein not misleading.

     4.3 Warranties of Jones Holdings. Jones Holdings hereby represents and warrants to JAG and Jones Holdings as follows:

          A. Jones Holdings is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification, except where the failure so to qualify would not have a material adverse effect on Jones Holdings or its business or affairs.

          B. Jones Holdings has all requisite power and authority to execute, deliver and perform this Agreement and the Reorganization and all transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action by Jones Holdings. This Agreement has been duly executed and delivered by Jones Holdings and constitutes the legal, valid and binding obligation of Jones Holdings, enforceable in accordance with its terms, subject to the effect of bankruptcy, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights and remedies generally.

          C. The Jones Holdings Shares when issued to Jones Holdings as provided in this Agreement will be validly issued, fully paid and non-assessable and free and clear of all liens, pledges,



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security interests, encumbrances and adverse claims of any nature and will constitute all of the issued and outstanding capital stock of Jones Holdings. There are no outstanding options, warrants, rights or agreements to purchase or acquire, or obligations convertible into, capital stock of Jones Holdings.

          D. The execution, delivery and performance of this Agreement will not violate, result in the breach of or conflict with in any material respect any term, condition or provision of (i) any law, ordinance or governmental rule or regulation currently in effect to which Jones USA is subject, (ii) any judgment, order or award or determination of any court, arbitrator or other adjudicating body applicable to Jones Holdings, (iii) the Certificate of Incorporation or By-Laws of Jones Holdings, (iv) any license, permit or other governmental authorization applicable to Jones Holdings or its properties or business or affairs; or (v) any contract, lease, commitment or other written or oral agreement to which Jones Holdings is a party or by which it or its property is bound.

          E. Subject to the provisions of Section 3.3C, no authorization, approval or consent and no registration with any governmental or regulatory body or authority, which has not been obtained on or prior to the Effective Date, is necessary for the execution, delivery and performance of this Agreement by Jones Holdings.

          F. No representations or warranties made in this Agreement or in any agreement, schedule or other document furnished by Jones Holdings in connection herewith contains or will contain any untrue statement of material fact, or omits or will omit any fact necessary to make the statements contained therein not misleading.

     4.4 Indemnification.

          A. Jones USA agrees to defend, indemnify and hold harmless Jones Holdings and JAG, and each of them, jointly and severally, from and against any and all claims, demands, suits and actions, costs and losses of any kind, including reasonable attorneys' fees, arising out of or in connection with Assumed Liabilities accepted and assumed by Jones USA under this Agreement.

          B. Jones Holdings hereby agrees to indemnify, defend and hold harmless JAG and Jones USA, and each of them, jointly and severally, from and against any and all claims, demands, suits and



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actions, costs and losses of any kind, including reasonable attorneys'
fees, arising out of or in connection with Jones Holdings Liabilities accepted and assumed by Jones Holdings under this Agreement.

          C. Each party hereby agrees to indemnify, defend and hold harmless the other parties, and each of them, jointly and severally, from and against any and all claims, demands, suits and actions, costs and losses of any kind, including reasonable attorneys' fees, arising as a result of the incorrectness in a material respect of the representations and warranties in this Agreement of the indemnifying party.


                       ARTICLE V - GENERAL PROVISIONS


     5.1 Further Assurances. Each party shall take such action and execute and deliver such documents as any other party may reasonably request to effectuate the terms of this Agreement and the transactions contemplated hereby.

     5.2 Applicable Law. Pennsylvania law shall govern the validity, construction, interpretation and effect of this Agreement, without regard to principles of choice or conflict of laws.

     5.3 Benefit and Assignments. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign or transfer all or any part of this Agreement, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of all other parties, which consent may be granted or withheld in any party's unrestricted discretion. There are no third party beneficiaries to this Agreement, and this Agreement does not confer any rights or remedies on any party other than the parties hereto and their permitted successors and assigns.

     5.4 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged.



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     5.5 Headings. The article and paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

     5.6 Notices. All notices required or permitted under this Agreement shall be in writing and shall be given by regular or registered or certified mail or by any other reasonable means (including personal delivery, telefax or reputable express courier) to the party to receive notice at the following addresses or at such other address as any party may, by notice, direct:

         If to JAG:                    Jones Apparel Group, Inc.





         If to Jones Holdings:         Jones Holdings, Inc.






         If to Jones USA:              Jones USA, Inc.





All notices given by registered or certified mail shall be deemed as given on the delivery date shown on the return mail receipt. All notices given in any other manner shall be deemed as given when received.

     5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       JONES APPAREL GROUP, INC.


                                       By: /s/ Wesley R. Card
                                           -------------------------------
                                           Wesley R. Card
                                           Chief Financial Officer



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                                       JONES APPAREL GROUP HOLDINGS, INC.


                                       By: /s/ Ira M. Dansky
                                           -------------------------------
                                           Ira M. Dansky
                                           President


                                       JONES APPAREL GROUP USA, INC.


                                       By: /s/ Wesley R. Card
                                           -------------------------------
                                           Wesley R. Card
                                           Chief Financial Officer



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                                EXHIBIT "A"


                          Transferred Subsidiaries


Jones Apparel Group USA, Inc.                        a Pennsylvania corporation

Melru Corporation                                    a Pennsylvania corporation

Jones Apparel Group Holdings, Inc.                   a Delaware corporation

Jones Investment Co., Inc.                           a Delaware corporation

Sun Apparel, Inc. (formerly SAI Acquisition Corp.)   a Delaware Corporation